EXHIBIT 21.1
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                         SUBSIDIARIES OF THE REGISTRANT


                                       Jurisdiction of      % of Voting
                                        incorporation      Securities Held at
        NAME OF CORPORATION            or organization     December 31,2004 (a)
        -------------------            ---------------     --------------------

  CompX Group, Inc.                        Delaware                82(e)
      CompX International Inc.             Delaware                83(b)
  Kronos Worldwide, Inc.                   Delaware                37(d)
  EWI RE, Inc.                             New York               100
  NL Industries (USA), Inc.                Texas                  100
  NLO, Inc.                                Ohio                   100
  Salem Lead Company                       Massachusetts          100
  153506 Canada Inc. (c)                   Canada                 100
  NL Environmental Management
    Services, Inc.                         New Jersey              78(c)
      EMS Financial, Inc.                  Delaware               100
  The 1230 Corporation                     California             100
  United Lead Company                      New Jersey             100
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(a)  Held by the Registrant or the indicated subsidiary of the Registrant
(b)  Subsidiaries of CompX International,  Inc. are incorporated by reference to
     Exhibit 21.1 of CompX's Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 1-13905).
(c) Registrant directly owns 56% and indirectly owns 22% via 153506 Canada, Inc.
(d)  Subsidiaries  of Kronos  Worldwide,  Inc. are  incorporated by reference to
     Exhibit 21.1 of Kronos' Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 1-31763)
(e) Titanium Metals Corporation, an affiliate of the Registrant, ("TIMET") owns another 18% of CompX Group, Inc.